Exhibit 5.01

SILVESTRE LAW GROUP, P.C.

2629 Townsgate Road #215

Westlake Village, CA 91361

(818) 597-7552

Fax (805) 553-9367

January 29, 2026

Edison Oncology Holding Corp.

3475 Edison Way, Suite R

Menlo Park, CA 94025

Re: Registration Statement on Form S-1 (File No. 333-291852)

Ladies and Gentlemen:

We have acted as counsel to Edison Oncology Holding Corp., a Nevada corporation (the “Company”), in connection with the filing of a Registration Statement on Form S-1 (the “Registration Statement”) with the Securities and Exchange Commission, including the related prospectus included in the Registration Statement (the “Prospectus”) covering an underwritten public offering of up to $29,267,496 worth of shares of the Company’s common stock, par value $0.0001 per share (the “Common Shares”) consisting of up to (i) $28,749,996 worth of Common Shares that will be issued by the Company which includes up to $3,750,003 worth of Common Shares that may be offered pursuant to the underwriter’s over-allotment option (“Company Shares”) and (ii) up to $517,500 worth of Common Shares that will be sold by the selling stockholder which includes up to $67,500 worth of Common Shares that may be offered by the selling stockholder pursuant to the underwriter’s over-allotment option (“Selling Stockholder Shares”), as further described in the Registration Statement.

In connection with this opinion, we have (i) examined and relied upon the Registration Statement and the Prospectus, the Company’s articles of incorporation and bylaws, each as currently in effect, the underwriting agreement filed as an exhibit to the Registration Statement, and such other documents, records, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below, and (ii) assumed that the securities offered pursuant to the Registration Statement will be sold on pricing terms established by the Board of Directors of the Company or a duly authorized committee thereof. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the accuracy, completeness and authenticity of certificates of public officials, and the due authorization, execution and delivery of all documents by all persons other than the Company where authorization, execution and delivery are prerequisites to the effectiveness thereof. As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not independently verified such matters.

Our opinion is expressed only with respect to the General Corporation Law of the State of Delaware and the laws of the State of California. We express no opinion to the extent that any other laws are applicable to the subject matter hereof and express no opinion and provide no assurance as to compliance with any federal or state securities law, rule or regulation.

We express no opinion to the extent that future issuances of securities of the Company, and/or antidilution adjustments to outstanding securities of the Company.

SILVESTRE LAW GROUP, P.C.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that

(i)	The Company Shares have been duly authorized and, when issued and delivered against payment therefor in accordance with the Registration Statement and the Prospectus, will be validly issued, fully paid and nonassessable, and

(ii)	The Selling Stockholder Shares to be sold pursuant to the Registration Statement are validly issued, fully paid and nonassessable.

The opinions expressed in this opinion letter are as of the date of this opinion letter only and as to laws covered hereby only as they are in effect on that date, and we assume no obligation to update or supplement such opinion to reflect any facts or circumstances that may come to our attention after that date or any changes in law that may occur or become effective after that date. The opinions herein are limited to the matters expressly set forth in this opinion letter, and no opinion or representation is given or may be inferred beyond the opinions expressly set forth in this opinion letter.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to this firm in the Prospectus under the caption “Legal Matters.” In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (“Securities Act”) or the rules and regulations of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ SILVESTRE LAW GROUP, PC

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